EXHIBIT 10a1
                                                                  ------------

                                AMENDMENTS TO THE
                              FORTUNE BRANDS, INC.
                          1990 LONG-TERM INCENTIVE PLAN
                          -----------------------------

1.       Section 3 of the Plan is hereby amended in its entirety as follows:

         3.  Administration of Plan

                  The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consisting of at least three members of the Board of Directors. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

2. Section 5(a)(iv) of the Plan is hereby amended in its entirety as follows:

                  (iv) If a Participant's employment with the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, the Participant's Option shall terminate and cease to be exercisable 30 days from the date of such termination except as otherwise provided in Section 12(b). If a Participant's employment with the Company terminates by reason of death, disability or retirement under a retirement plan of the Company, the Participant's Option shall continue to be exercisable until the expiration date stated in the option, provided that a Nonqualified Stock Option may be exercised within one year from the date of death even if later than such expiration date. In the case of a Participant whose principal employer is a Subsidiary, then such Participant's employment shall be deemed to be terminated for purposes of this
         Section 5 as of the date on which such principal employer ceases to be a Subsidiary.

3.       Section 5(e) of the Plan is hereby amended in its entirety as follows:

                  (e) Subject to Sections 5(b) and 14, a Right granted with an accompanying Option shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable.

4.       Section 10(d) of the Plan is hereby amended in its entirety as follows:

                  (d) No Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option and related Right may be transferred by gift to any member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members to the extent permitted in the applicable Award Agreement. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant unless it has been transferred to a member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a holder's "immediate family" shall mean the holder's spouse, children and grandchildren.

5. Section 12(b)(i) of the Plan is hereby amended in its entirety as follows:

                  (b) (i) In the event of a Change in Control (as defined in Section 12(b)(iii)), then each Option or Right held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in Section 5 notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or in Section 5(b). In addition, unless the Committee otherwise determines at the time of grant or at any time thereafter but prior to such Change in Control, each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that the Limited Right is not automatically exercised, the Participant may during the 60-day period beginning on the date of the Change in Control (such 60-day period being hereinafter referred to as the "Limited Right Exercise Period"), in lieu of exercising such Option or Right in whole or in part, exercise the Limited Right (or part thereof) pertaining to such Option. Such Participant, whether the exercise is pursuant to his election or automatic pursuant to the terms hereof, shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the exercise price of each share is exceeded by (A) if such Option is an Incentive Stock Option, the fair market value of such shares at the date of exercise or (B) if such Option is a Nonqualified Stock Option, the greater of (x) the highest purchase price per share paid for the shares of the Company beneficially acquired in the transaction or series of transactions resulting in the Change in Control by the person or persons deemed to have acquired control pursuant to the Change in Control and (y) the highest fair market value of shares of Common Stock during the Limited Right Exercise Period prior to the time of exercise. A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Secretary of Fortune, except that no such written notice shall be required in the event such Limited Right is automatically exercised pursuant to the terms hereof. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of Fortune. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option or a Right pertaining thereto is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains and the Right (or part thereof) pertaining to such Option (or part thereof) shall terminate and cease to be exercisable.